EXHIBIT 10.2

Investor Rights Agreement
Dated as of March 25, 2010
between
ION Geophysical Corporation
and
BGP Inc., China national Petroleum Corporation

     This Investor Rights Agreement (this “Agreement”), is made and entered into as of March 25, 2010, by and between ION Geophysical Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and BGP Inc., China National Petroleum Corporation, a company organized under the People’s Republic of China (the “Investor”).
     WHEREAS, the Company and the Investor have entered into a Term Sheet dated October 23, 2009 (the “Transaction Term Sheet”) pursuant to which the Company has agreed to issue and the Investor has agreed to purchase 23,789,536 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and, subject to the terms and conditions of the Stock Purchase Agreement (as defined below), any additional shares of Common Stock constituting the Excess Shares (as defined in the Stock Purchase Agreement); and
     WHEREAS, in connection with the execution and delivery of the Transaction Term Sheet, the Company issued (i) a warrant to purchase Common Stock to the Investor pursuant to that certain Warrant Issuance Agreement dated as of October 23, 2009, by and between the Company and the Investor (the “Warrant”), and (ii) those certain Convertible Promissory Notes (the "Convertible Notes”), more specifically (A) that certain Convertible Promissory Note dated October 23, 2009, issued by the Company to the Bank of China, New York Branch, and (B) that certain Convertible Promissory Note, dated October 23, 2009, issued by ION International S.à r.l., a Luxembourg private company, to such bank, under which shares of Common Stock may be acquired upon exercise or conversion thereof; and
     WHEREAS, the Company and the Investor are parties to a Stock Purchase Agreement, dated March 19, 2010 (the “Stock Purchase Agreement”) pursuant to which the Company and the Investor have set forth the definitive terms and conditions pursuant to which the Company and the Investor have agreed to issue and purchase Common Stock as contemplated by the Transaction Term Sheet; and
     WHEREAS, the Company and the Investor have previously entered into that certain Registration Rights Agreement dated as of October 23, 2009, granting certain rights to register, under the Securities Act of 1933, as amended, certain offers and sales of shares of Common Stock (collectively referred to herein as the “Exercise Shares”) that may be acquired by the Investor in connection with any exercise of the Warrant and/or conversion of the Convertible Notes (the “Original Registration Rights Agreement”); and
     WHEREAS, the Company and the Investor desire to terminate the Original Registration Rights Agreement, and in lieu thereof, to set forth in this Agreement all understandings of the Company and the Investor concerning their respective rights and obligations to register under the Securities Act, offers and sales of the Exercise Shares and the shares of Common Stock acquired by the Investor under the Stock Purchase Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
          Section 1. Certain Definitions.
          In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
          “Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, directly or indirectly, of the ability or power to direct the management and affairs of such Person, whether through the ownership of voting securities or by contract, and such ability shall be deemed to exist when any Person holds a majority of the outstanding voting securities of such Person.

          “Agreement” means this Investor Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Investor Rights Agreement as the same may be in effect at the time such reference becomes operative.
          “beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange, (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (a) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report). Without limiting the foregoing, a Person shall be deemed to be the beneficial owner of all Registrable Shares owned of record by any majority-owned subsidiary of such Person.
          “BGP” has the meaning set forth in Section 10(a).
          “Board” has the meaning set forth in Section 10(a).
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the United States of America or the People’s Republic of China are authorized or required by law to remain closed.
          “CFIUS” has the meaning set forth in Section 10(d).
          “Closing” has the meaning set forth in the Stock Purchase Agreement.
          “Closing Date” has the meaning set forth in the Stock Purchase Agreement.
          “Common Stock” has the meaning set forth in the first Recital hereto.
          “Company” has the meaning set forth in the introductory paragraph.
          “Convertible Notes” has the meaning set forth in the second Recital hereto.
          “Demand Registration” has the meaning set forth in Section 2(b).
          “Demand Registration Statement” has the meaning set forth in Section 2(b).
          “Exchange Act” means the Securities Exchange Act of 1934.
          “Exercise Shares” has the meaning set forth in the Recitals.
          “Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.
          “Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

          “HKIAC” has the meaning set forth in Section 15(e)(i).
          “Holdback Agreement” has the meaning set forth in Section 6.
          “Holdback Period” has the meaning set forth in Section 6.
          “Investor” means the Person named as such in the first paragraph of this Agreement. References herein to the Investor shall apply to Permitted Transferees who become Investors pursuant to Section 14(a), provided that for purposes of all thresholds and limitations herein, the actions of the Permitted Transferees shall be deemed to be aggregated.
          “Investor Director” has the meaning set forth in Section 10(a).
          “Investor Percentage Interest” has the meaning, as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock beneficially owned by the Investor (treating any convertible securities or securities exercisable for shares of Common Stock of the Company that are beneficially owned by the Investor and/or its Affiliates, as fully converted into and fully exercised for the underlying Common Stock) divided by (ii) the total number of outstanding Shares of Common Stock owned by all shareholders of the Company (and including any convertible securities or securities exercisable for shares of Common Stock beneficially owned by the Investor and/or its Affiliates referenced in clause (i)).
          “Investor Rights Termination Event” shall be deemed to have occurred if, at the close of any Business Day following the Closing, the Investor Percentage Interest falls under 10.0%; provided that, if the event causing the reduction in Investor Percentage Interest is due to any action or inaction entirely outside of the control of the Investor, the “Investor Rights Termination Event” shall be deemed to have occurred 30 calendar days after such event if on such date the Investor Percentage Interest is under 10.0% .
          “Issuance Notice” has the meaning set forth in Section 12(c).
          “Lapse Date” has the meaning set forth in Section 12(d).
          “Material Adverse Effect” has the meaning ascribed to the term in the Stock Purchase Agreement.
          “Minimum Amount” means US$10,000,000.
          “New Qualified Securities” means, any newly issued Shares or securities convertible into or exchangeable for Shares or which have voting rights or participation features with Shares, whether publicly or non-publicly offered, and whether or not in connection with any acquisition of securities or assets from any third party (for the avoidance of doubt, it being understood between the parties that such Shares or Securities convertible into Shares shall include those that may be issued or issuable to any of the current or new shareholders of the Company, whether by contract, regulatory or court orders or otherwise), except for (i) any offering pursuant to any equity compensation plan, equity benefit plan, stock purchase plan, stock option or other similar plan or program to or for the benefit of any employees, consultants, officers or directors of the Company approved by the Company’s Board and in existence on October 23, 2009 or any additional such plans, amendments or programs created thereafter that are substantially similar to such plans and programs in existence as of October 23, 2009; (ii) any offering pursuant to any employee stock purchase plan approved by the Company’s Board and the Company’s stockholders; (iii) any offering pursuant to any inducement equity compensation plan issued to employees pursuant to the rules of the New York Stock Exchange; (iv) any offering pursuant to any bona fide equity compensation plan adopted by the Company in connection with a bona fide acquisition of a business; (v) issuances of rights or securities underlying such rights under the Company’s Stockholders Rights Agreement dated as of December 30, 2008 or (vi) any issuance pursuant to (a) the conversion or exchange of the Series D-1, D-2 and D-3 Cumulative Convertible Preferred Stock of the Company issued and outstanding as of the date hereof and in accordance with their respective terms as of the date hereof, or (b)

the conversion or exercise of the Warrant and/or the Convertible Notes in accordance with their respective terms as of the date hereof.
          “New Qualified Securities Purchase Price” has the meaning set forth in Section 12(b).
          “Original Registration Rights Agreement” has the meaning set forth in the Recitals.
          “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.
          “Permitted Transferee” means any direct or indirect Affiliate of the Investor.
          “Piggyback Registration” has the meaning set forth in Section 3(a).
          “Pingpong Transactions” has the meaning set forth in the Stock Purchase Agreement.
          “Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.
          “Registrable Shares” means, at any time, (i) the Shares acquired pursuant to the Stock Purchase Agreement, (ii) the Exercise Shares, (iii) any New Qualified Securities acquired by the Investor pursuant to Section 12, (iv) any securities issued by the Company after the date hereof in respect of the Shares acquired under the Stock Purchase Agreement and/or the Exercise Shares, by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, but excluding (v) any and all such Shares and other securities referred to in clauses (i), (ii), (iii) and (iv) that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act, (c) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, (d) are not outstanding or (e) have been transferred to any Person other than pursuant to the transfers and assignments permitted under Section 14 hereof (or any combination of clauses (a), (b), (c), (d) and (e)). It is understood and agreed that, once a security of the kind described in clause (i), (ii), (iii) or (iv) above becomes a security of the kind described in clause (v) above, such security shall cease to be a Registrable Share for all purposes of this Agreement and the Company’s obligations regarding Registrable Shares hereunder shall cease to apply with respect to such security.
          “Registration Expenses” has the meaning set forth in Section 8(a).
          “Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.
          “Registration Termination Date” means the first date on which there are no Registrable Shares.
          “S-3 Shelf Registration” has the meaning set forth in Section 4(a).
          “S-3 Shelf Registration Statement” has the meaning set forth in Section 4(a).
          “SEC” means the Securities and Exchange Commission or any successor agency.

          “Securities Act” means the Securities Act of 1933.
          “Shares” means any shares of the Common Stock. If at any time Registrable Shares include securities of the Company other than Common Stock, then, when referring to Shares other than Registrable Shares, “Shares” shall include the class or classes of such other securities of the Company.
          “Shelf Takedown” has the meaning set forth in Section 4(b).
          “Standstill Period” has the meaning set forth in Section 11(e)(iii).
          “Stock Purchase Agreement” has the meaning set forth in the Recitals.
          “Suspension Period” has the meaning set forth in Section 5.
          “Third Party Holdback Period” means any Holdback Period imposed on the Investor pursuant to Section 6 in respect of an underwritten offering of Shares in which (i) the Investor elected not to participate or (ii) the Investor’s participation was reduced or eliminated pursuant to Section 3(b) or Section 3(c).
          “Transaction Term Sheet” has the meaning set forth in the first Recital hereto.
          “underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, and "underwritten Shelf Takedown” means an underwritten offering effected pursuant to an S-3 Shelf Registration.
          “Warrant” has the meaning set forth in the second Recital hereto.
          In addition to the above definitions, unless the context requires otherwise:
          (i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;
          (ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;
          (iii) references to “Section” are references to Sections of this Agreement;
          (iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and
          (v) references to “dollars” and “$” mean U.S. dollars.
          Section 2. Replacement of the Original Registration Rights Agreement; Demand Registration.
          (a) Original Registration Rights Agreement. By the execution and delivery of this Agreement, the Original Registration Rights Agreement is hereby terminated by the Company and the Investor and rendered null and void, and is hereby superseded in all respects by the terms and conditions of this Agreement, which, it is agreed and acknowledged, shall govern the understandings between the Company and the Investor concerning their respective rights and obligations to register offers and sales of the Registrable Shares under the Securities Act, and all respective rights and liabilities of such parties in connection therewith.

          (b) Right to Request Registration. Subject to the provisions hereof, until the Registration Termination Date, the Investor may at any time request registration under the Securities Act of all or part of the Registrable Shares separate from an S-3 Shelf Registration (a "Demand Registration”); provided that (based on the then-current market prices) the number of Registrable Shares included in the Demand Registration would, if fully sold, yield gross proceeds to the Investor of at least the Minimum Amount. Subject to Section 2(e) and Section 5 and Section 7 below, the Company shall (i) file a Registration Statement registering for resale such number of Registrable Shares as requested to be so registered pursuant to this Section 2(b) (a "Demand Registration Statement”) within twenty (20) Business Days after the Investor’s request therefor and (ii) if necessary, use best efforts to cause such Demand Registration Statement to be declared effective by the SEC as soon as practicable thereafter and in any event within sixty (60) calendar days of the Investor’s request for Demand Registration. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.
          (c) Number of Demand Registrations. Subject to the limitations of Section 2(b), Section 2(e) and Section 4(a), the Investor shall be entitled to request up to three (3) Demand Registrations in the aggregate under this Agreement (regardless of the number of Permitted Transferees who may become an Investor pursuant to Section 14). A Registration Statement shall not count as a permitted Demand Registration unless and until it has become effective.
          (d) Priority on Demand Registrations. The Company may include Shares other than Registrable Shares in a Demand Registration for any accounts (including for the account of the Company) on the terms provided below; and if such Demand Registration is an underwritten offering, such Shares may be included only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Investor requesting such Demand Registration that in their opinion the number of Shares proposed to be included in the Demand Registration exceeds the number of Shares which can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), the Company shall include in such Demand Registration (i) first, the number of Registrable Shares that the Investor proposes to sell, and (ii) second, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of Shares which can be sold is less than the number of Shares proposed to be registered pursuant to clause (i) above by the Investor, the amount of Shares to be sold shall be allocated to the Investor.
          (e) Restrictions on Demand Registrations. The Investor shall not be entitled to request a Demand Registration (i) within three months after the Investor has sold Shares in a Demand Registration or an underwritten Shelf Takedown requested pursuant to Section 4(b) or (ii) at any time when the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a Piggyback Registration. Notwithstanding the foregoing, the Company shall not be obligated to proceed with a Demand Registration if the offering to be effected pursuant to such registration can be effected pursuant to an S-3 Shelf Registration and the Company, in accordance with Section 4, effects or has effected an S-3 Shelf Registration pursuant to which such offering can be effected.
          (f) Underwritten Offerings. The Investor shall be entitled to request an underwritten offering pursuant to a Demand Registration, but only if the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to the Investor of at least the Minimum Amount (based on then-current market prices) and only if the request is not made within three months after the Investor has sold Shares in an underwritten offering pursuant to (i) a Demand Registration or (ii) an S-3 Shelf Registration. If any of the Registrable Shares covered by a Demand Registration are to be sold in an underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to lead the offering after consultation with the Investor.
          (g) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration for an underwritten offering and if such offering is priced promptly on or after such date, the Company shall use reasonable best efforts to keep such Demand Registration Statement effective for a period equal to sixty (60) days from such date or such shorter period which shall terminate when all of the Registrable Shares covered by such Demand Registration have been sold by the Investor. If the Company shall withdraw any Demand Registration pursuant to Section 5 before such sixty (60) days end and before all of the Registrable Shares covered by such Demand Registration have been sold pursuant thereto, the Investor shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement. A Demand Registration shall not count against the limit on the number of such registrations set forth in Section 2(c) if (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Shares thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason not attributable to the Investor or its Affiliates (other than the Company and its controlled Affiliates) and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Shares or (ii) in the case of an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason not attributable to the Investor or its Affiliates (other than the Company and its controlled Affiliates), and as a result of any such circumstances described in clause (i) or (ii), less than 75% of the Registrable Shares covered by the Registration Statement are sold by the Investor pursuant to such Registration Statement.
          Section 3. Piggyback Registrations.
          (a) Right to Piggyback.
          Whenever prior to the Registration Termination Date the Company proposes to register any Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of Shares (other than the Investor), and the form of registration statement to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give written notice to the Investor of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration statement and in any offering of Shares to be made pursuant to that registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein from the Investor within ten (10) Business Days after the Investor’s receipt of the Company’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances (provided that only Registrable Shares of the same class or classes as the Shares being registered may be included). The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than the Investor proposes to sell Shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration.
          (b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration) that in their opinion the number of Shares proposed to be included in such offering exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Shares that the Company proposes to sell, and (ii) second, the number of Shares requested to be included therein by holders of Shares, including the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration), pro rata among all such holders on the basis of the number of Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree (with such allocations among different classes of Shares, if more than one are involved, to be determined by the Company).
          (c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Shares other than the Investor, and the managing underwriters advise the Company that in their opinion the number of Shares proposed to be included in such registration exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares to be sold in such offering), then the Company shall include in such registration (i) first, the number of Shares requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of Shares requested to be included therein by other holders of Shares including the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration) and (iii) third, the number of Shares that the Company proposes to sell, pro rata among such holders on the basis of the number of Shares requested to be included therein by such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be determined by the Company).
          (d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.
          (e) Basis of Participations. The Investor may not sell Registrable Shares in any offering pursuant to a Piggyback Registration unless it (a) agrees to sell such Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.
          Section 4. S-3 Shelf Registration.
          (a) Right to Request Registration. Subject to the provisions hereof, at any time when the Company is eligible to use Form S-3 prior to the Registration Termination Date, the Investor shall be entitled to request on two (2) occasions that the Company file a Registration Statement on Form S-3 (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the Registrable Shares designated by the Investor pursuant to Rule 415 promulgated under the Securities Act or otherwise (an “S-3 Shelf Registration”). A request for an S-3 Shelf Registration may not be made within three months after the Investor has sold Shares in a Demand Registration or at any time when an S-3 Shelf Registration is in effect or the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a registration statement. Upon such request, and subject to Section 5, the Company shall (i) file a Registration Statement (or any amendment or supplement thereto) covering the number of shares of Registrable Shares specified in such request under the Securities Act on Form S-3 (an “S-3 Shelf Registration Statement”) for public sale in accordance with the method of disposition specified in such request within twenty (20) Business Days after the Investor’s written request therefor and (ii) use best efforts, if necessary, to cause such S-3 Shelf Registration Statement to become effective as soon as practicable thereafter and in any event within sixty (60) calendar days of the Investor’s written request for such S-3 Shelf Registration. If permitted under the Securities Act (and the rules and regulations thereunder), such Registration Statement shall be one that becomes automatically effective upon filing. The right to request an S-3 Shelf Registration may be exercised no more than twice in the aggregate, regardless of the number of Permitted Transferees who may become an Investor pursuant to Section 11. If the Investor has used its right to a S-3 Shelf Registration pursuant to this Section 4 and has exercised fewer than three Demand Registrations, the Investor may elect a third S-3 Shelf Registration and, upon such election, the number of Demand Registrations available to the Investor shall be reduced by one.
          (b) Right to Effect Shelf Takedowns. The Investor shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Registration Termination Date, to sell such Registrable Shares as are then registered pursuant to such S-3 Registration Statement (each, a “Shelf Takedown”), but only upon not less than three (3) Business Days’ prior written notice to the Company (if such takedown is to be underwritten). The Investor shall be entitled to request that a Shelf Takedown shall be an underwritten offering; provided that (based on the then-current market prices) the number of Registrable Shares included in each such underwritten Shelf Takedown would reasonably be expected to yield gross proceeds to the Investor of at least the Minimum Amount; provided further, that the Investor shall not be entitled to request any underwritten Shelf Takedown (i) within three months after the Investor has sold Shares in an underwritten offering effected pursuant to a (x) Demand Registration or (y) S-3 Shelf Registration or (ii) at any time when the Company is diligently pursuing a primary or secondary underwritten offering of Shares pursuant to a registration statement. The Investor shall give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten).

          (c) Priority on Underwritten Shelf Takedowns. The Company may include Shares other than Registrable Shares in an underwritten Shelf Takedown for any accounts on the terms provided below, but only with the consent of the managing underwriters of such offering and the Investor (such consent not to be unreasonably withheld). If the managing underwriters of the requested underwritten Shelf Takedown advise the Company and the Investor that in their opinion the number of Shares proposed to be included in the underwritten Shelf Takedown exceeds the number of Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such underwritten Shelf Takedown (i) first, the number of Shares that the Investor proposes to sell, and (ii) second, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of Shares which can be sold is less than the number of Registrable Shares proposed to be included in the underwritten Shelf Takedown pursuant to clause (i) above, the amount of Shares to be so sold shall be allocated to the Investor. The provisions of this paragraph (c) apply only to a Shelf Takedown that the Investor has requested be an underwritten offering.
          (d) Selection of Underwriters. If any of the Registrable Shares are to be sold in an underwritten Shelf Takedown initiated by the Investor, the Company shall have the right to select the managing underwriter or underwriters to lead the offering after consultation with the Investor.
          (e) Effective Period of S-3 Shelf Registrations. The Company shall use best efforts to keep any S-3 Shelf Registration Statement effective for a period of 90 days after the later of the following dates (i) the effective date of such registration statement and (ii) the date on which the applicable holding period for restricted securities held by an affiliate of the Company pursuant to Rule 144 under the Securities Act shall have lapsed; provided that such period shall be extended by the number of days in any Suspension Period commenced pursuant to Section 5 during such period (as it may be so extended) and by the number of days in any Third Party Holdback Period commenced during such period (as it may be so extended). Notwithstanding the foregoing, the Company shall not be obligated to keep any such registration statement effective, or to permit Registrable Shares to be registered, offered or sold thereunder, at any time on or after the Registration Termination Date.
          Section 5. Suspension Periods.
          (a) Suspension Periods. The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Demand Registration or an S-3 Shelf Registration or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Shares pursuant to a Demand Registration or an S-3 Shelf Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) only if the Company reasonably determines (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 5 is herein called a “Suspension Period”. The Company shall act in good faith and use reasonable best efforts to end the Suspension Period promptly after the relevant circumstances cease to exist. If pursuant to this Section 5 the Company delays or withdraws a Demand Registration or S-3 Shelf Registration requested by the Investor, the Investor shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such registrations set forth in Section 2 or Section 4. The Company shall provide prompt written notice to the Investor of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 5), but shall not be obligated under this Agreement to disclose the reasons therefor. The Investor shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension

Period. In no event (i) may the Company deliver notice of a Suspension Period to the Investor more than three (3) times in any calendar year and (ii) shall a Suspension Period or Suspension Periods be in effect for an aggregate of one hundred and eighty (180) days or more in any calendar year.
          (b) Other Lockups. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to take any action hereunder that would violate any lockup or similar restriction binding on the Company in connection with a prior or pending registration or underwritten offering.
          Section 6. Holdback Agreements.
          The restrictions in this Section 6 shall apply for as long as the Investor is the beneficial owner of any Registrable Shares. If the Company sells Shares or other securities convertible into or exchangeable for (or otherwise representing a right to acquire) Shares in a primary underwritten offering pursuant to any registration statement under the Securities Act (but only if the Investor is provided its piggyback rights, if any, in accordance with Section 3(a) and Section 3(b)), or if any other Person sells Shares in a secondary underwritten offering pursuant to a Piggyback Registration in accordance with Section 3(a) and Section 3(b), and if the managing underwriters for such offering advise the Company (in which case the Company promptly shall notify the Investor) that a public sale or distribution of Shares outside such offering would materially adversely affect such offering, then, if requested by the Company, the Investor shall agree, as contemplated in this Section 6, not to (and to cause its majority-controlled Affiliates not to), in a public sale, sell, transfer, pledge, issue, grant or otherwise dispose of, directly or indirectly (including by means of any short sale), or request the registration of, any Registrable Shares (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any Registrable Shares) for a period (each such period, a “Holdback Period”) beginning on the tenth (10th) day before the pricing date for the underwritten offering and extending through the earlier of (i) the ninetieth (90th) day after such pricing date (subject to customary automatic extension in the event of the release of earnings results of or material news relating to the Company) and (ii) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of the Investor, a “Holdback Agreement”). Each Holdback Agreement shall be in writing in form and substance satisfactory to the Company and the managing underwriters. Notwithstanding the foregoing, the Investor shall not be obligated to make a Holdback Agreement unless the Company and each selling shareholder in such offering also execute agreements substantially similar to such Holdback Agreement. A Holdback Agreement shall not apply to (i) the exercise of any warrants or options to purchase shares of the Company (provided that such restrictions shall apply with respect to the securities issuable upon such exercise) or (ii) any Shares included in the underwritten offering giving rise to the application of this Section 6.
          Section 7. Registration Procedures.
          (a) Whenever the Investor requests that any Registrable Shares be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practicable as provided herein, the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practicable as provided herein:
          (i) subject to the other provisions of this Agreement, prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use best efforts to cause such Registration Statement to become effective (unless it becomes automatically effective upon filing);
          (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and use best efforts to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

          (iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;
          (iv) deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Investor may reasonably request in order to facilitate the disposition of the Registrable Shares of the Investor covered by such Registration Statement in conformity with the requirements of the Securities Act;
          (v) use reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such U.S. jurisdictions as the Investor reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (I) qualify generally to transact business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (II) subject itself to taxation in any such jurisdiction or (III) consent to general service of process in any such jurisdiction);
          (vi) notify the Investor and each distributor of such Registrable Shares identified by the Investor, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, the Company shall use reasonable best efforts to prepare, as soon as practicable, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          (vii) in the case of an underwritten offering in which the Investor participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, enter into an underwriting agreement, containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Shares (including, making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);
          (viii) in the case of an underwritten offering in which the Investor participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, and to the extent not prohibited by applicable law, (A) make reasonably available, for inspection by the managing underwriters of such offering and one attorney and accountant acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or attorney in connection with such offering, (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith; and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided however that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;
          (ix) prior to the issuance of such Registrable Shares, cause all such Registrable Shares to be listed on each primary securities exchange (if any) on which securities of the same class issued by the Company are then listed, subject only to the official notice of issuance of such Registrable Shares;

          (x) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Shares pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Shares to be sold, subject to the provisions of Section 14;
          (xi) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of twelve (12) months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act and Rule 158 thereunder; and
          (xii) promptly notify the Investor and the managing underwriters of any underwritten offering, if any:
     (1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
     (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Investor;
     (3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
     (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction.
          For the avoidance of doubt, the provisions of clauses (vii), (viii), (xi) and (xii) of this Section 7(a) shall apply only in respect of an underwritten offering and only if (based on market prices at the time the offering is requested by the Investor) the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to the Investor of at least the Minimum Amount.
          (b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Investor or any underwriter or other distributor specifically for use therein.
          (c) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act and until the Registration Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the registration statement of Common Stock under Section 12 of the Exchange Act and to use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Investor to be eligible to sell Registrable Shares (if any) pursuant to Rule 144 under the Securities Act.

          (d) The Company may require the Investor and each distributor of Registrable Shares as to which any registration is being effected to furnish to the Company information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration.
          (e) The Investor agrees by having its Common Stock treated as Registrable Shares hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 7(a)(vi), the Investor will immediately discontinue (and direct any other Persons making offers and sales of Registrable Shares to immediately discontinue) offers and sales of Registrable Shares pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 7(a)(vi), and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.
          (f) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither the Investor nor any other seller of Registrable Shares may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.
          (g) It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2, Section 4 or Section 7 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement.
          (h) It is further understood and agreed that the Company shall not have any obligations under this Section 7 at any time on or after the Registration Termination Date, unless an underwritten offering in which the Investor participates has been priced but not completed prior to the Registration Termination Date, in which event the Company’s obligations under this Section 7 shall continue with respect to such offering until it is so completed (but not more than 60 days after the commencement of the offering).
          (i) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file a Registration Statement or include Registrable Shares in a Registration Statement unless it has received from the Investor all reasonably requested information needed to be provided by the Investor for inclusion therein.
          Section 8. Registration Expenses.
          (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares or fees and expenses of counsel and any other advisor representing any underwriters or other distributors), shall be borne by the Company. The Investor shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Shares and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing the Investor and any stock transfer taxes.

          (b) The obligation of the Company to bear the expenses described in Section 8(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended; provided however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Investor (unless withdrawn following commencement of a Suspension Period pursuant to Section 5) shall be borne by the Investor.
          Section 9. Indemnification for Registration.
          (a) The Company shall indemnify, to the fullest extent permitted by law, the Investor and each Person who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by the Investor expressly for use therein. In connection with an underwritten offering in which the Investor participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Investor.
          (b) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of the Investor expressly for use therein.
          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one. If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.
          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Registration Termination Date but only with respect to offers and sales of Registrable Shares made before the Registration Termination Date or during the period following the Registration Termination Date referred to in Section 7(h).
          (e) If the indemnification provided for in or pursuant to this Section 9 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 9(a) or 9(b) hereof had been available under the circumstances.
          Section 10. Board and Committee Representation Rights.
          (a) Initial Election of Director. As soon as practicable (and in any event within five (5) Business Days) following the Closing, (i) the number of directors to constitute the entire Board of Directors of the Company (the “Board”) shall increase by one (1) and (ii) the Board will elect or appoint to the Board, a nominee designated by Investor (“Investor Director”) to fill such vacancy; provided however, that it shall be a condition precedent to any such designation or appointment that such nominee shall satisfy the applicable qualification requirements under any applicable law, regulation or rules of any securities exchange on which the Company’s shares of Common Stock are then listed or quoted for trading. To the extent permitted by the terms of the Company’s Certificate of Incorporation, Bylaws and applicable law, such Investor Director shall be appointed to that class of directors within the Board, which as of the date of such appointment, has the longest remaining term until re-election. The term “Investor” for the purposes of this Section 10(a) shall mean only BGP Inc., China National Petroleum Corporation (“BGP”), unless BGP transfers in full its ownership of Shares to a Permitted Transferee, in which case Investor shall refer to such Permitted Transferee.
          (b) Continuing Election of Investor Director. Until an Investor Rights Termination Event, (i) Investor shall be entitled to, but not obligated to, designate for election or appointment a nominee to be the Investor Director to serve on the Board, (ii) the Company shall cause the nomination of the Investor Director, or a replacement nominee for Investor Director designated by the Investor, to be included in the nominees proposed by the Board to the stockholders of the Company for election at the next annual meeting of stockholders of the Company at which directors of the class of directors in which the Investor Director serves are to be elected by the stockholders (or, if agreed to by Investor, another class of directors of the Board, subject to the provisions of the Company’s Certificate of Incorporation and Bylaws) and (iii) the Company shall use its reasonable best efforts to ensure that the Investor Director shall be elected to the Board, including soliciting proxies in favor of the election of such Investor Director at any stockholder meetings of the Company. Promptly following the occurrence of any Investor Rights Termination Event, the Investor will cause such Investor Director to tender his resignation as a member of the Board.

          (c) Committee Appointment. To the extent that the Investor Director meets the applicable qualification requirements pursuant to applicable law and rules and regulations of the New York Stock Exchange and the Commission, if the Investor requests that the Investor Director be nominated to one or more of the following committees of the Board selected by the Investor: the Compensation Committee, the Governance Committee, the Finance Committee and/or the Audit Committee, the Company shall inform the members of the Governance Committee (or other successor body for nomination of directors to committees) of such request and the Governance Committee shall take into consideration such request in accordance with its internal policies.
          (d) Information Rights of Investor Director. Except with respect to (i) information and discussions relating to competition with Investor, (ii) related party transactions with Investor; (iii) conflicts of interest involving the Investor Director or (iv) as may be restricted or prohibited by applicable laws (which include U.S. export control laws) or voluntary agreements with any governmental entity that have been approved by the Investor (including the Committee on Foreign Investment in the United States (“CFIUS”) or a member agency of CFIUS), the Investor Director shall have access to information available to any other members of the Board. The immediately preceding sentence’s reference to “applicable laws” shall include, but not be limited to, U.S. export control laws, and the Investor Director shall have access to the Company’s products, software, and technology only to the extent permitted by applicable U.S. export control laws and any licenses held by the Company thereunder, provided that the Company shall use its best efforts to procure all such licenses, if and when required, so that the Investor Director would be afforded access to information available to any other members of the Board. The Company may require that such access be preceded by a certification of Investor that no products, software, or technology will be re-exported, transferred, or conveyed except in compliance with U.S. export control laws. The Investor shall cause the Investor Director to at all times comply with policies, regulations and laws applicable to all the other members of the Board.
          (e) Replacements. Until an Investor Rights Termination Event, in the event that any Investor Director shall cease to serve as a director of the Company, whether due to such Investor Director’s death, disability, resignation or removal, the Company shall cause the Board to appoint a replacement Investor Director designated by Investor to fill the vacancy created by such death, disability, resignation or removal.
          (f) Fees and Expenses. The Company shall pay the Investor Director such customary fees as it pays to other directors for their service on the Board and shall reimburse all reasonable expenses of the Investor Director related to all Board activities, including but not limited to international travel expenses associated with attending any meetings of the Board (or any committee thereof) in person or electronically, but subject in all respects to the Company’s policies regarding expense reimbursement applicable to all directors of the Company.
          (g) Directors’ Indemnification; Insurance. The Bylaws of the Company, as they may be subsequently amended from time to time, shall at all times provide for the indemnification of the directors of the Company, including their respective heirs, executors and administrators, to the maximum extent permitted under the law of the jurisdiction in which the Company is organized. The Company shall provide the Investor Director with directors’ and officers’ insurance coverage to the same extent as it provides directors’ and officers’ insurance coverage to all directors of the Company.
          Section 11. Information Rights; Voting; Standstill.
          (a) Information. Until an Investor Rights Termination Event, the Investor shall enjoy information rights and certifications as to such information substantially similar to those enjoyed by other stockholders of the Company of similar stature.
          (b) Access. Notwithstanding Section 11(a) above, Investor shall have access to the Company’s products, software and technology only to the extent permitted by applicable U.S. export control laws and any licenses held by the Company thereunder, provided that the Company shall use its best efforts to procure all such licenses, if and when required, so that Investor would be afforded access to information substantially similar to those enjoyed by other stockholders of similar stature. The Company may require that such access be preceded by a certification of the Investor that no products, software, or technology will be re-exported, transferred, or conveyed except in compliance with U.S. export control laws.
          (c) Financial Information. Investor may request the Company, at Investor’s expense, to provide Investor or its representatives with reasonable access and assistance in preparing such financial statements and other reports and materials as may be required by Investor with respect to its Shares so as to enable Investor to comply with any financial and other regulatory reporting requirements required under applicable law or regulation.
          (d) Voting. Investor agrees to cause each share of Common Stock beneficially owned by it that is entitled to vote in any election for directors to be present in person or represented by proxy at all meetings of stockholders of the Company, so that all such shares shall be counted as present for determining the presence of a quorum at such meetings. The provisions of this Section 11(d) shall not apply at any time that the Company is not in compliance with its obligations under Section 10(a) and Section 10(b), or following the occurrence of an Investor Rights Termination Event.
          (e) Standstill.
          (i) During the Standstill Period (as defined below), except as expressly contemplated by the Stock Purchase Agreement and the related transactions in connection therewith, the Investor shall not, and shall not permit any of its subsidiaries to, without the prior written consent of the Company, (A) effect or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in, or (B) facilitate or encourage any other Person to effect or propose (whether publicly or otherwise) to effect or participate in,
     (1) except pursuant to the terms of this Agreement, any acquisition of any capital stock or rights or options to acquire any capital stock (or beneficial ownership thereof) of the Company in connection with or for purposes of changing the control of the Company or influencing the management, the Board or the fundamental policies of the Company;
     (2) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, or assets of the Company or any of its subsidiaries constituting a significant portion of the consolidated assets of the Company and its subsidiaries;
     (3) any “solicitation” of “proxies” (as such terms are used in the proxy rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act) by the SEC) or consents to vote any voting securities of the Company, in favor of the removal by the stockholders of the Company of any member or members of the Board (other than the Investor Director) or to vote in opposition to any proposal to be made to the stockholders of the Company that has been duly adopted and approved by the Board;
     (4) calling, or seeking to call, a meeting of the stockholders of the Company with respect to any of the matters set forth in Section 11(e)(i)(1), Section 11(e)(i)(2) or Section 11(e)(i)(3) above, or
     (5) forming, joining or in any way participating in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company or otherwise acting in concert with any Person in respect of any such securities, in connection with any of the matters set forth in Section 11(e)(i)(1), Section 11(e)(i)(2), or 11(e)(i)(3) above.

          (ii) During the Standstill Period, the Investor shall use its best efforts to cause its direct parent entity not to undertake any of the actions set forth in Section 11(e)(i) above without the prior written consent of the Company.
          (iii) The provisions of this Section 11(e) shall not apply at any time that the Company is not in compliance with its obligations under Sections 10(a) and (b) above. “Standstill Period” shall mean the period from the date hereof until the earlier of (A) the fourth anniversary of the Closing Date, and (B) the occurrence of an Investor Rights Termination Event. In addition, the Standstill Period shall be suspended, and the restrictions of this Section 11(e) shall not apply, upon the failure of any nominee of Investor to be elected as the Investor Director to the Board within 60 calendar days following any annual or special meeting of stockholders of the Company at which an Investor nominee stood for election but was nevertheless not elected, provided that the Standstill Period shall resume and the restrictions of this Section 11(e) shall apply, from and after the date that such nominee of Investor (or an alternate nominee designated by the Investor) is elected or appointed to the Board as the Investor Director.
          (iv) Contemporaneously with the execution and delivery of this Agreement, the respective rights and obligations of Investor and the Company pursuant to those standstill provisions contained in Section 10 of that certain Non-Disclosure Agreement dated as of August 7, 2009 by and between Investor and the Company, shall thereupon terminate and be rendered null and void and of no effect for all purposes thereafter.
          Section 12. Anti-Dilution Rights.
          (a) Sale of New Qualified Securities. The Company hereby grants to Investor a pre-emptive right to purchase, at the New Qualified Securities Purchase Price, up to its pro rata share of any New Qualified Securities which the Company may, from time to time, propose to sell, offer or issue. The Investor’s pro rata share, for purposes of the pre-emptive right under this Section 12, shall be the Investor Percentage Interest immediately prior to the issuance of New Qualified Securities; provided that the Investor’s rights to exercise its pre-emptive rights under this Section 12 to purchase New Qualified Securities shall be subject in all respects to the rules and regulations of the New York Stock Exchange (while the Company is so listed), including any applicable rules requiring the approval by the stockholders of the Company with respect to the issuance and sale of more than 19.99% of the outstanding shares of Common Stock.
          (b) Price of New Qualified Securities. The purchase price (“New Qualified Securities Purchase Price”) for any New Qualified Securities offered by the Company to Investor pursuant to this Section 12 shall be made at the issue price received by the Company in the relevant offering and sale and, for the avoidance of doubt, shall be net of all underwriting discounts. In the case of an issuance or sale of New Qualified Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the New Qualified Securities Purchase Price shall be deemed to be the fair value thereof as determined from the methodology implied in the definitive documents in connection with such an issuance, which methodology and calculations the Company shall provide to Investor along with the Issuance Notice.
          (c) Issuance Notice. In the event the Company proposes to undertake an issuance of New Qualified Securities, it shall give the Investor written notice (an “Issuance Notice”) of such intention describing the type of New Qualified Securities, and their price and the general terms upon which the Company proposes to issue such New Qualified Securities and any other information provided to other potential subscribers or investors of such New Qualified Securities. The Issuance Notice shall be provided at least three (3) Business Days prior to an issuance of New Qualified Securities (unless such New Qualified Securities are to be issued for consideration other than cash, in which case the Issuance Notice shall be provided at least 48 hours prior to the issuance of New Qualified Securities).
          (d) Purchase by Investor. Investor shall have until the later of (i) two (2) Business Days (or if longer, such other period specified in the Issuance Notice) from the date the Issuance Notice is given and (ii) the date and time by which other potential investors or subscribers have to commit to the purchase of New Qualified Securities

(the “Lapse Date”) to indicate whether it shall purchase the Investor’s pro rata share of such New Qualified Securities (as determined in Section 12(a) hereof) for the New Qualified Securities Purchase Price upon the terms specified in the Issuance Notice by giving written notice to the Company that states therein the quantity of New Qualified Securities to be purchased. The failure of Investor to respond by the relevant Lapse Date shall constitute a waiver by the Investor of its rights under this Section 12 with respect to such offering of New Qualified Securities, but shall not affect its pre-emptive right with respect to any subsequent offering (including any material modification of the previously waived offering). The Investor may condition its agreement to purchase New Qualified Securities on the consummation of the offering and sale of New Qualified Securities giving rise to its pre-emptive right and/or upon the receipt of any applicable regulatory approvals, consents or reviews, but (i) any such purchase or agreement to purchase New Qualified Securities shall be subject in all respects to the rules and regulations of the New York Stock Exchange (while the Company is so listed), including any applicable rules requiring the approval by the stockholders of the Company with respect to the issuance of more than 19.99% of the outstanding shares of Common Stock and (ii) if any regulatory approvals, consents or reviews are required prior to the Investor’s purchase of such New Qualified Securities (including approvals of the Company’s stockholders with respect to such issuance under the rules and regulations of the New York Stock Exchange) and such approval, consent or conclusion of review is not reasonably expected to have been received prior to the intended date of issuance of New Qualified Securities, the Company may proceed with the sale of New Qualified Securities as set forth in the Issuance Notice without simultaneously issuing New Qualified Securities to the Investor so long as (A) the Investor’s pro rata share of such New Qualified Securities is set aside and duly reserved by the Company for such subsequent issuance to the Investor and (B) such New Qualified Securities are issued to the Investor promptly upon the Investor or such issuance having obtained such applicable stockholder or regulatory approvals or consents or the conclusion of such applicable review.
          (e) Sales by the Company. Upon the expiration of the period provided for in Section 12(d) for the Investor to agree to purchase New Qualified Securities, the Company may sell New Qualified Securities with respect to which Investor’s pre-emptive rights under this Section 12 were not exercised during the one hundred and eighty (180) days following such expiration, at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. To the extent that the Company has not actually sold such New Qualified Securities within such one hundred and eighty (180) day period, the waiver of the Investor with respect to such offering of New Qualified Securities shall expire and the Company shall not thereafter issue or sell any New Qualified Securities, without first again offering such securities to the Investor in the manner provided in this Section 12.
          (f) Cooperation. The Company and Investor shall cooperate in good faith to facilitate the exercise of the Investor’s pre-emptive rights hereunder, including securing any required approvals or consents for the issuance of New Qualified Securities to Investor and cooperation in the filing of any applicable regulatory approvals (including CFIUS) by the Company or the Investor and any applicable stockholder approvals (including, but not limited to any required under the rules and regulations of the New York Stock Exchange) in a manner that does not jeopardize the timing, marketing, pricing or execution of any offering of the Company’s securities.
          (g) Limitation of Rights. Notwithstanding the above, nothing set forth in this Section 12 shall confer upon the Investor the right to purchase any securities of the Company other than New Qualified Securities.
          (h) Termination of Preemptive Rights. Anything to the contrary in this Section 12 notwithstanding, the preemptive right to purchase New Qualified Securities granted by this Section 12 shall terminate and no longer be available to Investor to exercise in the event that Investor breaches any of its material obligations under this Agreement and if such breach is contested by Investor, only upon a final determination by a competent authority pursuant to this Agreement finding that Investor breached such obligations hereunder.
          Section 13. Securities Act Restrictions.
          The Registrable Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement, Rule 144 or an available exemption from registration under the Securities Act. The Company may impose stop-transfer instructions with respect to any Registrable Shares that are to be transferred in contravention of this Agreement. Any certificates representing the Registrable Shares may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement, until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Shares. Subject to the provisions of this Section 13, the Company will replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Company or its designee, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Shares.
          Section 14. Transfers of Rights and Shares.
          (a) Subject to the requirements of Section 13 and this Section 14(a), Investor may transfer to a Permitted Transferee (i) any or all Registrable Shares (including those that cease to be considered Registrable Shares pursuant to sub-clause (v)(c) of the definition of “Registrable Shares” in Section 1 of this Agreement) that it acquires from the Company hereunder, and (ii) subject to Section 14(e), any or all rights under this Agreement. Upon such transfer and assignment, such Permitted Transferee shall, together with any and all other such Permitted Transferees and the Investor, also have the rights of the Investor under this Agreement, but only if the Permitted Transferee signs and delivers to the Company a written acknowledgment (in customary form and substance and without the inclusion of any terms more onerous to the Investor than the terms of this Agreement) that it has joined with the Investor and the other Permitted Transferees as a party to this Agreement and has assumed the rights and obligations of the Investor hereunder with respect to the rights transferred to it in accordance with this Agreement by the Investor. Each transfer of rights under this Section 14(a) shall be effective when (but only when) the Permitted Transferee has signed and delivered the written acknowledgment to the Company. Subject to the proviso contained in Section 14(b), upon any such effective transfer, the Permitted Transferee shall automatically have the rights so transferred, and the Investor’s obligations under this Agreement, and the rights not so transferred, shall continue in full force and effect.
          (b) In addition to the rights of Investor under Section 14(a), in the event that Investor transfers any Registrable Shares in accordance with the terms hereof, Investor (and any subsequent transferee or assignee pursuant to this Section 14(b) may assign and transfer all or a portion of its rights and entitlement to cause the Company to register offers and sales of Registrable Shares under this Agreement (but only with all related obligations), other than to any of the Company’s competitors identified to Investor in that certain notice letter delivered to Investor contemporaneously with the execution and delivery of the Stock Purchase Agreement; provided, that so long as the original Investor (not including any transferees or assignees) owns any remaining Registrable Shares, the right to request Demand Registrations and S-3 Shelf Registrations shall be held only by the original Investor (and not any transferees or assignees) and under no circumstances shall the Company be required to provide (i) more than three (3) Demand Registrations and (ii) more than two (2) S-3 Shelf Registration (or three (3) in the event the Investor elects to exchange one of its Demand Registration rights for a S-3 Shelf Registration).
          (c) For the avoidance of doubt, each of the Investor and any Permitted Transferee shall be able to directly or indirectly transfer, sell, contract to sell, assign, pledge, convey, lend, hypothecate, grant any option to purchase, purchase any option to sell, make any short sale or other encumber or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) all or any portion of the Registrable Shares in compliance with Section 13 hereof. Notwithstanding the foregoing, the Investor and any Permitted Transferee shall not knowingly transfer all or any portion of the Registrable Shares to the Company’s competitors identified to Investor in that certain notice letter delivered to Investor contemporaneously with the execution and delivery of the Stock Purchase Agreement; provided that the foregoing shall not restrict Investor from selling any Registrable Shares on any stock exchange or other electronic communication network used in the buying or selling of securities, including the New York Stock Exchange, where the identity of the purchasers on such exchange cannot be determined or controlled by Investor (unless Investor knows or has reason to know that the purchasers of the Registrable Shares are among those identified in such notice letter).
          (d) Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement, or who acquires securities that are not, or upon acquisition cease to be,

Registrable Shares, shall have any rights under this Agreement with respect to such securities, and such securities shall no longer have the benefits, and the holder thereof shall not have the rights, afforded hereunder.
          (e) It is understood and agreed that:
          (i) the Investor’s rights under Section 10, Section 11 and Section 12 under this Agreement will not be transferable to any transferee of any securities other than a Permitted Transferee;
          (ii) the Investor’s rights under Section 10 and Section 11 and the right to elect to purchase New Qualified Securities pursuant to Section 12 (but not, for avoidance of doubt, any right to actually purchase such New Qualified Securities once an election has been made by the Investor, which right may be exercised pro rata by any Permitted Transferees in proportion to their ownership of Registrable Shares at the time of such election) shall only be transferable to the Permitted Transferee to the extent all Shares then held by the Investor have been transferred to such Permitted Transferee (and in such event, such Permitted Transferee shall have entered into an agreement with the Company as set forth in Section 14(a) above).
          Section 15. Miscellaneous.
          (a) Notices. All notices or other communications required or permitted to be given under this Agreement shall be in writing in both Chinese and English and shall be deemed to have been fully given on the date delivered by hand or by a generally recognized courier service (with relevant fees prepaid), or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (provided, that the confirmation of such facsimile transmission is delivered by hand or by a generally recognized courier service to the addressee of the facsimile within five (5) days of the delivery of the facsimile), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other party to this Agreement given in accordance with this Section 15(a).
If to the Company:
ION Geophysical Corporation
2105 CityWest Blvd. Suite 400
Houston, Texas 77042-2839
United States of America
Attention:           Mr. David L. Roland
Facsimile:           (+001-281) 879 3600
If to the Investor:
BGP Inc., China National Petroleum Corporation
No. 189, West Fanyang Street,
Zhou Zhou 072751, Hebei
People’s Republic of China
Attention:           Mr. Huasheng Zheng
Facsimile:           (+86-10) 8120 1392
          (b) No Waivers. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the party waiving such provision. No failure or delay by a party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a party of any breach by any other party of any provision hereof shall be deemed to be a waiver of a subsequent breach of that or any other provision hereof.
          (c) Assignment. Neither party to this Agreement may, whether by contract, operation of law or otherwise, assign any of its rights or delegate any of its obligations under this Investor Rights Agreement without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect, except for (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) a transfer or assignment by Investor in accordance with Section 14 pursuant to the terms contained therein.
          (d) Parties in Interest; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity other than the Company and the Investor (and any Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies (except as specified in Section 9 hereof).
          (e) Governing Law: Dispute Resolution. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.
          (i) Each of the parties hereto agrees all disputes arising among the parties in connection with this Agreement, or the breach, termination, interpretation or validity thereof, shall be finally settled by the Hong Kong International Arbitration Centre (the “HKIAC”) pursuant to UNCITRAL Rules with the Company, on the one hand, being entitled to designate one arbitrator, and with the Investor, on the other hand, being entitled to designate one arbitrator, while the third arbitrator will be selected by agreement between the two designated arbitrators or, failing such agreement, within 10 calendar days of initial consultation between the two arbitrators, by the HKIAC pursuant to its arbitration rules. If any party fails to designate its arbitrator within 20 calendar days after the designation of the first of the three arbitrators, the HKIAC shall have the authority to designate any Person whose interests are neutral to the parties as the second of the three arbitrators. The arbitration shall be conducted in English. To the extent consistent with UNCITRAL Rules, each of the parties hereto shall cooperate with the others in provision of information during any discovery process relating to arbitrations in connection with the Transaction Documents. The parties hereto further agree that, to the extent consistent with UNCITRAL Rules, the parties shall be entitled to seek temporary and permanent injunctive relief from the arbitrators without the necessity of proving actual damages and without posting a bond or other security.
          (ii) Each of the parties hereto agrees that notice may be served upon such party at the address and in the manner set forth for such party in Section 15(a).
          (iii) To the extent permitted by applicable laws, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby.
          (f) Counterparts; Effectiveness. This Agreement (or any agreement that amends, modifies or supplements this Agreement) may be executed in any number of counterparts and by the parties in separate counterparts, including counterparts transmitted by telecopier or facsimile, in Chinese or English, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
          (g) Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous covenants, agreements, undertakings, promises, obligations, representations, warranties, understandings, arrangements, communications, negotiations and understandings, oral or written, of any nature among the parties relating to such subject matter.

          (h) Headings and Captions. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
          (i) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable: (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
          (j) Additional Registration Rights. The Company agrees that it shall not grant any registration rights to any third party (i) unless such rights are expressly made subject to the rights of the Investor in a manner consistent with this Agreement or (ii) if such registration rights are senior to, or take priority over, the registration rights granted to the Investor under this Agreement.
          (k) Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor (and any permitted assigns and transferees, as the case may be), or, in the case of a waiver, by the party against whom the waiver is to be effective. Any amendment or waiver in accordance with this Section 15(k) shall be binding on all parties hereto, including all of their successors and permitted assigns and transferees, even if they do not execute any consent with respect to such amendment or waiver.
          (l) Confidentiality. Each of the Company and the Investor agrees to, and shall cause their respective agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the other party’s business, (ii) in the event that a party or any such agent, representative, Affiliate, employee, officer or director of such party becomes legally compelled to disclose any such information, provide the other party with prompt written notice of such requirement so that any other party may seek a protective order or other remedy or waive compliance with this Section 15(l), and (iii) in the event that such protective order or other remedy is not obtained, or the other party waives compliance with this Section 15(l), furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information. Each party agrees and acknowledges that remedies at law for any breach of its obligations under this Section 15(l) are inadequate and that in addition thereto, the other party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. Each party shall cause its respective successors and assigns with respect to any Shares transferred hereunder and rights transferred hereunder to be specifically bound by this Section 15(l).
          (m) Specific Performance. The parties agree and acknowledge that, in addition to the rights to equitable relief set forth in Section 15(l) above, either party shall be entitled to an injunction or injunctions or other equitable relief to prevent any breach or threatened breach of this Agreement or to enforce specifically any of the terms and provisions hereof.
          (n) Termination. Other than certain termination provisions applicable to particular Sections of this Agreement that are specifically provided for elsewhere herein, this Agreement shall terminate (i) upon the mutual written agreement of the Company and the Investor or (ii) at such time as the Investor no longer beneficially owns any securities.

          (o) New York Stock Exchange. References in this Agreement to the “New York Stock Exchange” and the rules and regulations thereof shall be deemed to refer to the principal national securities exchange on which the Company’s Shares of Common Stock are then listed or admitted or quoted for trading (and the rules and regulations thereof) if the Company Shares are no longer listed on the New York Stock Exchange.
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          In Witness Whereof, this Investor Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

ION GEOPHYSICAL CORPORATION
By:	\s\ David L. Roland
	Name:	David L. Roland
	Title:	Senior Vice President and General Counsel

BGP INC., CHINA NATIONAL PETROLEUM CORPORATION
By:	\s\ Wang Tiejun
	Name:	Wang Tiejun
	Title:	President and Executive Director